Exhibit 10.3

FOR SETTLEMENT PURPOSES ONLY

CONFIDENTIAL SETTLEMENT AGREEMENT

AND

GENERAL RELEASE

This Confidential Settlement Agreement and General Release (“Agreement”) is made and entered into by and among Nanometrics Incorporated (the “Company”), on the one hand; and Gary C. Schaefer (“Executive”), an individual, on the other hand.

R E C I T A L S

A. Executive has been employed by the Company as its Chief Financial Officer since on or about November 7, 2007.

B. The Company and Executive have voluntarily agreed that Executive’s employment as an employee and officer of the Company will be terminated, effective as of the Effective Date (as defined in Section 26 below).

C. Executive, on the one hand, and the Company, on the other hand, desire to resolve all of their disputes and differences, and to determine their respective rights, benefits, duties, and obligations arising out of Executive’s employment by and termination of employment, including all rights and obligations arising out of Executive’s Employment Agreement dated November 5, 2007, (“Employment Agreement”) and therefore enter into this Agreement upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and agreements herein contained, the parties hereto agree as follows:

A G R E E M E N T

1. Separation. Executive confirms that he resigned effective September 5, 2008 and that his active employment with the Company as an employee and officer ended on the date on which this Agreement was executed by Executive (“Termination Date”) and except as set forth herein, that he will not perform any duties, functions, or services for the Company after this date.

2. Final Payments. Executive acknowledges that on the last day of his employment, he will receive payment for any accrued, but unused, vacation pay and his final paycheck.

3. Payments to Executive. Within ten (10) business days following the Effective Date of this Agreement fully executed by Executive, the Company shall commence make the following payments to Executive:

a) Continued payment of Executive’s Base Salary for six (6) months, paid in accordance with the Company’s normal payroll practices, less the required federal and state withholding for taxes (“Severance Period”).

b) C.O.B.R.A. reimbursement for six (6) months.

c) One third (1/3) of unvested RSU’s and one third (1/3) of unvested stock options shall become vested n the Effective Date of this Agreement. The one-third of the unvested stock options will accelerate beginning with the lowest exercise price.

d) payment of $5,000 to Executive’s attorneys by check made payable to McGuinn, Hillsman & Palefsky which will be reported by the Company on a Form 1099.

4. No Future Employment by Company. Executive shall not knowingly seek or apply for employment by Company or any of its entities at any time.

5. General Release of Company. Except for the obligations set forth herein, Executive hereby acknowledges full and complete satisfaction of and does hereby release and fully discharge Company and its predecessors, successors, parents, subsidiaries, and affiliated entities, past and present, as well as its partners, officers, directors, shareholders, agents, servants, employees, representatives, attorneys, heirs, insurers, successors and assigns, past and present, and each of them (collectively referred to as the “Company Released”), from any and all claims, demands, and causes of action of every kind and nature (including, without limitation, claims for damages, costs, expenses, loss of services, loss of consortium, and attorneys’ and accountants’ fees and expenses), whether asserted or unasserted, known or unknown, or suspected or unsuspected, which Executive now owns or holds or at any time heretofore has owned or held against the Company Released, or any of them, arising out of, resulting from, or in any way related to any transaction, agreement, occurrence, act, or omission whatsoever occurring, existing, or omitted at any time before the date hereof, including, without limiting the generality of the foregoing, those claims, demands, and causes of action,

(a) arising out of or in connection with any transaction, occurrence, act, or omission set forth or facts alleged, or which might have been alleged, in any legal proceeding; or

(b) arising out of or in way connected at any time with Executive’s employment by Company, his Employment Agreement, or his termination by Company thereof; or

(c) arising out of any actions, comments, communications (written or oral), disclosures, directives, examinations or investigations in connection with or that occurred during Executive’s employment by Company, or

(d) arising out of any federal, state, or other government statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964 (42 U.S.C. §§ 2000e-2000e-17), the federal Age Discrimination in Employment Act of 1967 (29 U.S.C. § 21 et seq.), the California Fair Employment and Housing Act, or any other legal limitation on the employment relationship.

This waiver and release shall not waive or release claims where the events in dispute first arise after execution of this Agreement, claims which cannot be released as a matter of law or public policy, nor shall it preclude Executive or the Company from filing a lawsuit for the exclusive purpose of enforcing their respective rights under this Agreement.

6. Release of Executive. Except for the obligations set forth herein, the Company hereby acknowledges full and complete satisfaction of and does hereby release and fully discharge Executive from any and all claims, demands, and causes of action of every kind and nature (including, without limitation, claims for damages, costs, expenses, and attorneys’ and accountants’ fees and expenses), including without limitation any claim (except for the confidentiality provisions) that the Company has had or may hereafter have under Executive’s original offer of employment letter, whether known or unknown, suspected or unsuspected, which the Company now owns or holds or at any time heretofore has owned or held against Executive arising out of, resulting from, or in any way related to any transaction, agreement, occurrence, act, or omission whatsoever occurring, existing, or omitted at any time before the date hereof.

7. Release of Unknown Claims. It is the intention of the parties hereto in executing this Agreement that this instrument is a General Release which shall be effective as a bar to each and every claim, demand, or cause of action released hereby. Each Party recognizes that it may have some claim, demand, or cause of action against the other party of which it is totally unaware and unsuspecting, which it is giving up by execution of this Agreement. It is the intention of the parties in executing this Agreement that it will deprive them of each such claim, demand or cause of action and prevent them from asserting it against any other party to whom a General Release herein has been given. In furtherance of this intention, each party hereto expressly waives any rights or benefits conferred by the provisions of Section 1542 of the Civil Code of the State of California, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

8. Consultation with Counsel. Each party hereto acknowledges and represents that said party has consulted with legal counsel before effecting this settlement and release and in executing this Agreement and understands its meaning, including the effect of Section 1542 of the California Civil Code, and expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to the release of unasserted, unknown and unsuspected claims, demands, and causes of action.

9. No Admissions. This Agreement is part of the compromise and settlement of contested claims. No action taken by the parties hereto, either previously or in connection with the compromise reflected in this Agreement, shall be deemed or construed to be an admission of the truth or falsity of any matter pertaining to any claim, demand, or cause of action referred to herein or relating to the subject matter of this Agreement, or any acknowledgment by them, or any of them, of any fault or liability to any party hereto or to any other person in connection with any matter or thing.

10. No Assignments. Each party hereto represents and warrants to each other party hereto that no portion of any claim, demand, cause of action, or other matter released herein, nor any portion of any recovery or settlement to which one party might be entitled from another party, has been assigned or transferred to any other person or entity, either directly or by way of subrogation or operation of law. Each party hereby agrees to indemnify, defend, and hold harmless each other party, and each of them, from all loss, cost, claim, or expense (including, but not limited to all expenses of investigation and defense of any such claim or action, including reasonable attorneys’ and accountants’ fees and expenses) arising out of any claim made or action instituted by any person or entity who claims to be the beneficiary of such assignment or transfer, and to pay and satisfy any judgment resulting from or any settlement of any such claim or action.

11. Governing Law. This Agreement and its terms and conditions shall be governed by the laws and construed solely in accordance with the laws of the State of California.

12. Failure or Delay Not A Waiver. No failure or delay on the part of any party to exercise any right hereunder, nor any other indulgence of such party, shall operate as a waiver of any other rights hereunder, nor shall any single exercise by any party of any right hereunder preclude any other or further exercise thereof. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

13. No Representations. Each party hereto acknowledges that he or it has relied wholly upon his or its own judgment, belief and knowledge of the existence, nature and extent of each claim, demand, or cause of action that he or it may have against another which is hereby released and that he or it has not been influenced to any extent in entering into this Agreement by any representations or statements regarding any such claim, demand, or cause of action made by any other party hereto. Each party acknowledges that he or it is executing and delivering this Agreement after having received from legal counsel of his or its own choosing legal advice as to his or its rights hereunder and the legal effect hereof.

14. Attorneys’ Fees and Costs. Each party hereto shall bear his or its costs incurred in connection with the preparation of this Agreement. In the event any litigation, arbitration or other proceeding is brought for the interpretation or enforcement of this Agreement, or because of an alleged dispute, default, misrepresentation, or breach in connection with any of the provisions of this Agreement, the successful or prevailing party(ies) shall be entitled to recover reasonable attorneys’ fees, costs, and expenses actually incurred in connection therewith, in addition to any other relief to which he or it may be entitled.

15. Integration. This Agreement constitutes the entire understanding between and among the parties hereto pertaining to the subject matter hereof and fully supersedes any and all prior agreements and understandings, whether written or oral, between the parties hereto pertaining to the subject matter hereof.

16. Amendments. No changes in, additions to, or modifications of this Agreement shall be valid unless set forth in writing executed by all parties hereto.

17. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective parties and their heirs, executors, administrators, agents, representatives, successors, and assigns.

18. Additional Documents. The parties hereto agree to execute such additional documents and perform such further acts as may be reasonably necessary to effectuate the purpose of this Agreement.

19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20. Headings and Pronouns. The Headings in this Agreement are for convenience or reference only, and shall not limit or otherwise affect the meaning hereof. Reference to “he” or “his” shall include reference to she, it and they, and hers, its and theirs, respectively.

21. Authority to Execute. Each individual signing this Agreement, and any other documents executed in connection with this Agreement, whether signed individually or on behalf of any person or entity, warrants and represents that he or she has full authority to so execute the Agreement on behalf of the parties on whose behalf he or she so signs. Each separately acknowledges and represents that this representation and warranty is an essential and material provision of this Agreement and shall survive execution of this Agreement.

22. Agreement Binding, Enforceable, and Admissible. This Agreement is binding, enforceable, and is admissible in any proceeding to enforce its terms.

23. Confidentiality and Non-Disclosure.

(a) Each party to this Agreement promises that they will maintain this Agreement’s existence and terms in strict confidence and shall not disclose the same, directly or indirectly, to any person, union, or entity of whatever nature except to (1) any legal counsel it may retain to advise them regarding this Agreement, so long as such counsel agrees to keep its terms confidential; (2) their accountants or financial advisors (if any), so long as such individuals agree to keep its terms confidential; or (3) as otherwise required by law.

(b) By this Agreement, each party to this Agreement expressly represents and warrants that they have not communicated, and will not communicate, the existence and/or terms of this Agreement to anyone other than the parties identified in Section 23(a) and will do everything possible (including, without limitation, directing such individuals to hold any information disclosed in strict confidence) to further ensure that such information remains confidential.

(c) The parties agree that if either party to this Agreement is asked about any dispute concerning Executive’s employment at or termination by Company, the only response from any party shall be, “Gary made substantial contributions to Company and we wish him well in future endeavors” or a similar response to that effect.

24. No Disparagement. The parties to this Agreement agree that neither the Company, nor any of its officers or directors, will disparage Executive, and that Executive shall not disparage the Company or its officers or directors, agents or other employees, in each case refraining from any statement that is in any manner materially harmful to Executive’s personal reputation or the Company’s business reputation, respectively.

25. Payment of Taxes and Indemnity. The Company makes no representations with regard to the effect on Executive’s foreign, federal, state and/or local income tax liability in regard to the foregoing consideration paid to Executive, and Executive hereby assumes full and sole responsibility for payment of taxes due, if any, on the consideration tendered herein and further agrees to defend, indemnify, and hold the Company harmless from and against any loss, liability, obligation, action, cause of action, claims, demands or other expenses of any nature whatsoever, relating to, in connection with or arising out of the payment of said taxes and interest, and/or penalties imposed, arising out of any such tax.

26. Acknowledgement of Waiver of Claims under ADEA. Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Executive agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke the Agreement by doing so in writing addressed to Tim Stultz at the Company’s offices at 1550 Buckeye Drive, Milpitas, CA 95035; and (d) this Agreement shall not be effective until the seven-day revocation period has expired (“Effective Date”).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, consisting of 10 pages, including this page.

DATED: September 5, 2008	Nanometrics Incorporated

	By:	/s/ Timothy Shultz
CEO “Company”
DATED: September 5, 2008

/s/ Gary C. Schaefer
Gary C. Schaefer

“Executive”

APPROVED AS TO FORM:

PERKINS COIE LLP

By:	/s/ William H. Emer
William H. Emer

APPROVED AS TO FORM:

MCGUINN, HILLSMAN & PALEFSKY

By:	/s/ Cliff Palesky
Cliff Palesky

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